Exhibit 10.33

REYNOLDS SERVICES INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated February 3, 2020

REYNOLDS SERVICES INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective as of October 1, 2008

Amended as of February 3, 2020

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2

1.1.	ACCOUNT	2
1.2.	ADMINISTRATOR	2
1.3.	BENEFICIARY	2
1.4.	BOARD	2
1.5.	CODE	2
1.6.	COMPANY	2
1.7.	COMPANY CONTRIBUTION CREDIT ACCOUNT	2
1.8.	COMPANY CONTRIBUTION CREDITS	2
1.9.	COMPANY MAKE-WHOLE CONTRIBUTION SUB-ACCOUNT	2
1.10.	COMPANY MATCHING CONTRIBUTION SUB-ACCOUNT	2
1.11.	COMPANY PROFIT-SHARING CONTRIBUTION SUB-ACCOUNT	3
1.12.	COMPANY RESTORATION CONTRIBUTION SUB-ACCOUNT	3
1.13.	COMPENSATION	3
1.14.	COMPENSATION DEFERRAL ACCOUNT	3
1.15.	COMPENSATION DEFERRALS	3
1.16.	DESIGNATION DATE	3
1.17.	EFFECTIVE DATE	3
1.18.	ELECTION FORM	3
1.19.	ELIGIBLE EMPLOYEE	3
1.20.	ENTRY DATE	3
1.21.	QUALIFIED PLAN	4
1.22.	PARTICIPANT	4
1.23.	PERFORMANCE-BASED COMPENSATION	4
1.24.	PLAN	4
1.25.	PLAN YEAR	4
1.26.	SECTION 409A	4
1.27.	SEPARATION FROM SERVICE	4
1.28.	SHORT-TERM PAYOUT DATE	4
1.29.	SPECIFIED EMPLOYEE	4
1.30.	SPONSOR	5
1.31.	TRUST	5
1.32.	TRUSTEE	5
1.33.	VALUATION DATE	5
1.34.	YEAR OF SERVICE	5

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ARTICLE 2 ELIGIBILITY AND PARTICIPATION		5

2.1.	REQUIREMENTS	5
2.2.	RE-EMPLOYMENT	5
2.3.	CHANGE OF EMPLOYMENT CATEGORY	5

ARTICLE 3 CONTRIBUTIONS AND CREDITS		5

3.1.	PARTICIPANT COMPENSATION DEFERRALS	5
3.2.	COMPANY CONTRIBUTION CREDITS	7
3.3.	CONTRIBUTIONS TO THE TRUST	9

ARTICLE 4 ALLOCATION OF FUNDS		9

4.1.	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	9
4.2.	ACCOUNTING FOR DISTRIBUTIONS	9
4.3.	SEPARATE ACCOUNTS	10
4.4.	INTERIM VALUATIONS	10
4.5.	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS	10
4.6.	EXPENSES AND TAXES	11

ARTICLE 5 ENTITLEMENT TO BENEFITS		11

5.1.	SEPARATION FROM SERVICE	11
5.2.	SHORT-TERM PAYOUT DATES	11
5.3.	RE-EMPLOYMENT OF RECIPIENT	13

ARTICLE 6 DISTRIBUTION OF BENEFITS		13

6.1.	AMOUNT	13
6.2.	METHOD OF PAYMENT	13
6.3.	ACCELERATIONS	14
6.4.	DELAYS	14
6.5.	DEATH BENEFITS	15
6.6.	PAYMENT OF BENEFITS	15
6.7.	PAYMENT UPON A CHANGE IN CONTROL EVENT	15

ARTICLE 7 BENEFICIARIES; PARTICIPANT DATA		15

7.1.	DESIGNATION OF BENEFICIARIES	15
7.2.	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	16

ARTICLE 8 ADMINISTRATION		16

8.1.	ADMINISTRATIVE AUTHORITY	16
8.2.	UNIFORMITY OF DISCRETIONARY ACTS	17
8.3.	LITIGATION	17
8.4.	CLAIMS PROCEDURE	17

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ARTICLE 9 AMENDMENT		19

9.1.	RIGHT TO AMEND	19
9.2.	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	20

ARTICLE 10 TERMINATION		20

10.1.	SPONSOR’S RIGHT TO TERMINATE OR SUSPEND PLAN	20
10.2.	AUTOMATIC TERMINATION OF PLAN	20
10.3.	SUSPENSION OF DEFERRALS	20
10.4.	ALLOCATION AND DISTRIBUTION	20
10.5.	SUCCESSOR TO COMPANY	21
10.6.	WITHDRAWAL OR TERMINATION BY A COMPANY	21
10.7.	PROHIBITED ACCELERATION/DISTRIBUTION TIMING	21

ARTICLE 11 THE TRUST		21

11.1.	ESTABLISHMENT OF TRUST	21

ARTICLE 12 MISCELLANEOUS		22

12.1.	LIABILITY OF COMPANY; LIMITATIONS ON LIABILITY OF COMPANY	22
12.2.	CONSTRUCTION	22
12.3.	SPENDTHRIFT PROVISION	22
12.4.	AGGREGATION OF COMPANIES	23
12.5.	TAX WITHHOLDING	23
12.6.	AGGREGATION OF PLANS	23
12.7.	USERRA	23

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REYNOLDS SERVICES INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated February 3, 2020

RECITALS

This Reynolds Packaging Group Non-Qualified Deferred Compensation Plan (the “Plan”) was originally adopted by Reynolds Foil, Inc. Effective January 1, 2012, sponsorship of the Plan was transferred to Reynolds Services Inc. (the “Sponsor”), and the Plan was renamed as the Reynolds Services Inc. Nonqualified Deferred Compensation Plan. The Plan is being maintained by the Sponsor and such affiliates of the Sponsor as are admitted as adopting employers under the Plan (the Sponsor, and each such affiliate, hereinafter referred to as the “Company”) for the benefit of certain of the Company’s management and highly compensated employees. As of the effective date of the amended and restated Plan, the affiliates who are adopting employers are Pactiv LLC, Pactiv Packaging Inc. and Rank Group North America Inc.

The purpose of the Plan is to offer participants an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), and to provide a deferred compensation vehicle to which the Company may credit certain amounts on behalf of participants. The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is also intended to comply with the requirements of section 409A of the Code, as added by the American Jobs Creation Act of 2004, and the final Treasury regulations or any other authoritative guidance issued thereunder (“Section 409A”).

The Plan was adopted effective as of October 1, 2008. It was amended and restated effective January 1, 2012 to reflect changes to the Employee Savings Plan (formerly known as the Reynolds Packaging Group Employee Savings Plan) and the Employee Savings Plan for Closure Systems International (formerly known as the Closure Systems International Employee Savings Plan) (each a “Qualified Plan”) and to simplify the process for calculating Company Contribution Credits under Section 3.2. It was further amended effective January 1, 2012 to reflect a change in the name of the Sponsor, to add as participants certain management and highly compensated employees of additional affiliates of the Sponsor, and to clarify the formula for calculating Company Contribution Credits under Section 3.2(a). It was further amended January 1, 2013 to reflect certain changes in the administration of contributions and distributions, including the elimination of the right of Participants to delay commencement of distributions. To reflect the spin-off of the portion of the Plan attributable to active employees of Closure Systems International, Inc. (“CSI”) to a new non-qualified deferred compensation plan as of January 1, 2015, effective as of that date the Employee Savings Plan for Closure Systems International (the “CSI Plan”) is no longer a Qualified Plan, no employer who is listed as an “Adopting Employer” under the CSI Plan is a Company and no active employee of CSI is eligible to participate in this Plan. The Plan was further amended and restated effective

January 1, 2018 to reflect certain changes in administration of the Plan. The Plan is now amended and restated effective February 3, 2020 to reflect the spin off of the portion of the Plan attributable to employees and former employees of Reynolds Consumer Products LLC and certain of its affiliates, who are no longer members of the controlled group of trades or businesses that includes the Sponsor and participating affiliates.

ARTICLE 1

DEFINITIONS

1.1. ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including amounts credited under the Compensation Deferral Account and the Company Contribution Credit Account and deemed income, gains and losses (as determined by the Company, in its discretion) credited thereto. A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2. ADMINISTRATOR means the Sponsor’s Employee Benefit Administration Committee, or any other committee of the Board duly authorized to act as Administrator to the Plan, or any individual or entity duly authorized by the Administrator to act on its behalf in respect of the Plan.

1.3. BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

1.4. BOARD means the Sponsor’s Board of Directors or a committee thereof, if any, duly authorized to make determinations and act for the Board under this Plan.

1.5. CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.6. COMPANY means the Sponsor and any affiliate of the Sponsor as is admitted as an adopting Company under the Plan by consent of the Administrator and its board of directors (or appropriate committee thereof), or any successors. As of the restatement Effective Date, affiliates of the Sponsor who are adopting Companies are those employers who are listed as an “Adopting Employer” under the Qualified Plan.

1.7. COMPANY CONTRIBUTION CREDIT ACCOUNT is defined in Section 3.2.

1.8. COMPANY CONTRIBUTION CREDITS is defined in Section 3.2.

1.9. COMPANY MAKE-WHOLE CONTRIBUTION SUB-ACCOUNT means the sub-account described in Section 3.2 to hold Company Contribution Credits that compensate the Participant for the loss of matching contributions under the Qualified Plan attributable to the fact that deferrals under this Plan are not treated as eligible compensation under the Qualified Plan.

1.10. COMPANY MATCHING CONTRIBUTION SUB-ACCOUNT is defined in Section 3.2.

1.11. COMPANY PROFIT-SHARING CONTRIBUTION SUB-ACCOUNT is defined in Section 3.2.

1.12. COMPANY RESTORATION CONTRIBUTION SUB-ACCOUNT means the sub-account described in Section 3.2 to hold Company Contribution Credits that compensate the Participant for the loss of matching contributions under the Qualified Plan due to the application of various Code limits.

1.13. COMPENSATION means the base salary, the annual incentive bonus and for Plan Years ending before January 1, 2020 the retention bonus paid by the Company to an Eligible Employee with respect to his or her service for the Company (as determined by the Company, in its discretion).

1.14. COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.1.

1.15. COMPENSATION DEFERRALS is defined in Section 3.1.

1.16. DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Administrator.

1.17. EFFECTIVE DATE means the effective date of this Plan which is October 1, 2008. The Effective Date of this restatement of the Plan is January 1, 2018.

1.18. ELECTION FORM means the form or forms on which (and/or, if and to the extent the Administrator permits elections/designations under this Plan to be made electronically, the electronic procedure by which) a Participant elects to defer Compensation hereunder and/or makes certain other designations as required hereunder. Whenever this Plan requires that a Participant make an election or designation “on an Election Form” (or similar wording), such requirement will be considered satisfied if and when the Participant adequately completes any electronic election/designation procedures established by the Administrator in respect of the Plan.

1.19. ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), an employee of the Company who is determined by the Administrator to be at Grade A09 or higher (or such equivalent level as determined by the Administrator in its sole discretion).

By each December 1 (or such other date established by the Administrator), the Administrator shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Administrator determines that an individual first becomes an Eligible Employee during a Plan Year, the Administrator shall notify such individual of its determination and the individual shall first become an Eligible Employee as of the date of such notification.

1.20. ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.21. QUALIFIED PLAN is defined in the Recitals With respect to a particular Participant, “Qualified Plan” means the plan in which the Participant participates as of the relevant date.

1.22. PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.23. PERFORMANCE-BASED COMPENSATION means that portion (if any) of an Eligible Employee’s Compensation which is contingent on the satisfaction of pre-established organizational or individual performance criteria related to a performance period of at least twelve (12) consecutive months, and which qualifies as “performance-based compensation” under Code section 409A, including the requirement that the performance criteria be established in writing by not later than (i) ninety (90) days after the commencement of the period of service to which the criteria relates and (ii) the date the outcome ceases to be substantially uncertain.

1.24. PLAN means this Reynolds Services Inc. Nonqualified Deferred Compensation Plan, as amended from time to time.

1.25. PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect; provided, however, that the Plan had a short, first Plan Year beginning October 1, 2008 and ending December 31, 2008.

1.26. SECTION 409A means Code section 409A and the Treasury regulations or other authoritative guidance issued thereunder.

1.27. SEPARATION FROM SERVICE means the Participant’s separation from service, within the meaning of Code section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services to twenty percent (20%) or less of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period during which the Participant performed services for the Company, if that is less than thirty-six (36) months). For this purpose, upon a sale or other disposition of the assets of the Company to an unrelated purchaser, the Administrator reserves the right to the extent permitted by Code section 409A to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

1.28. SHORT-TERM PAYOUT DATE means the date designated by the Participant at which all or a portion of the Participant’s vested Plan Account shall be paid to the Participant under Article 6; provided, however, that if the Participant incurs a Separation from Service prior to such Short-Term Payout Date, the Participant’s entire vested Account shall instead be distributed (or commence to be distributed) upon the Separation from Service.

1.29. SPECIFIED EMPLOYEE means, with respect to a corporation any stock of which is publicly traded on an established securities market or otherwise, an Eligible Employee who, at any time during the twelve (12) month period ending on the December 31 of a Plan Year, is a key employee of the Company, as currently defined in Code section 416(i) (without regard to paragraph (5) thereof).

1.30. SPONSOR means Reynolds Services Inc., its successors or assigns unless otherwise herein provided.

1.31. TRUST means the Trust described in Article 11.

1.32. TRUSTEE means the trustee of the Trust described in Article 11.

1.33. VALUATION DATE means the last day of each Plan Year and any other date that the Administrator, in its sole discretion, designates as a Valuation Date.

1.34. YEAR OF SERVICE means a Year of Service as defined in the Company’s tax-qualified defined contribution plan.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1. REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Compensation Deferral portion of the Plan is voluntary. In order to participate in the Compensation Deferral portion of the Plan, an otherwise Eligible Employee must apply using an Election Form at such time and in such manner as may be required by Section 3.1 and by the Administrator and must agree to make Compensation Deferrals as provided in Article 3.

Participation in the Company Contribution Credit Account portion of the Plan is automatic for eligible individuals and does not require a Participant’s election to participate.

2.2. RE-EMPLOYMENT. Subject to Section 409A, if a Participant whose employment with the Company is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

2.3. CHANGE OF EMPLOYMENT CATEGORY. Subject to Section 409A, during any period in which a Participant remains in the employ of the Company, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder or to receive Company Contribution Credits hereunder.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1. PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Administrator, and subject to the minimum and maximum deferral amounts described below, a Participant may elect to defer Compensation in any fixed percentages designated by the Participant. Amounts so deferred will be considered a Participant’s “Compensation Deferrals.”

The maximum percentage of base pay Compensation a Participant may elect to defer for a given year is fifty percent (50%) (or such other maximum percentage established by the Administrator).

The maximum percentage of bonus Compensation a Participant may elect to defer for a given year is eighty percent (80%) (or such other maximum percentage established by the Administrator).

Except as provided below, a Participant shall make such election(s) under this paragraph with respect to a coming Plan Year during the period beginning on the December 1 and ending on the December 31 of the prior calendar year, or during such other period as might be established by the Administrator which period ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed.

Notwithstanding the preceding, in the case of the first Plan Year in which an Eligible Employee becomes eligible to become a Participant, if and to the extent permitted by the Administrator, the Eligible Employee may make an election no later than thirty (30) days after the date he or she becomes eligible to become a Participant to defer (a) base pay Compensation for services to be performed after the election and/or (b) bonus Compensation for services performed during the performance period in which the Eligible Employee becomes eligible to become a Participant multiplied by the number of days remaining in the performance period after the election over the total number of days in the performance period.

Also notwithstanding the preceding, if and to the extent permitted by the Administrator, a Participant may make an election to defer that portion (if any) or his or her Compensation which qualifies as Performance-Based Compensation no later than six (6) months prior to the last day of the period over which the services giving rise to the Performance-Based Compensation are performed, provided that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date of the deferral election, and provided further that in no event may such deferral election be made pursuant to this paragraph with respect to any portion of the Performance-Based Compensation that has become reasonably ascertainable prior to the making of the deferral election, within the meaning of Code section 409A.

Finally, notwithstanding the preceding, the Company shall, in its discretion, be permitted to cause to be paid to the Participant Compensation rather than being deferred under the Plan if, under Section 409A, an earlier election was required in order to properly defer tax with respect to such amount(s).

Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus. Once the deadline for making a deferral election for a Plan Year (as set forth above) has passed, the Participant may not change or revoke his or her Compensation Deferral election until the following Plan Year, except if and to the extent permitted by the Administrator and in accordance with the provisions of Code section 409A specifically relating to a change and/or revocation of deferral elections (such as, for example, to cancel a deferral election upon the Participant’s disability (as defined in Section 1.409A-3(j)(4)(xii) of the Treasury regulations), or, as provided in Section 1.409A-3(j)(4) of the Treasury regulations, following a hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury regulations).

Effective for elections made on or after December 1, 2017, once made, a Compensation Deferral regular payroll deduction election shall continue in force for the first Plan Year to which the election relates and each Plan Year thereafter, unless changed as provided above. Effective for elections made on or after December 1, 2017, a Compensation Deferral bonus payment election shall continue in force for the first bonus payment to which the election specifically relates and each bonus payment thereafter, unless changed as provided above. Compensation Deferrals shall be deducted by the Company from the pay of a deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.

There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals; and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Compensation Deferral Account’s deemed assets, as determined by the Company, in its discretion) attributable or allocable thereto.

A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

3.2. COMPANY CONTRIBUTION CREDITS. There shall be established and maintained a separate Company Contribution Credit Account in the name of each Participant. There shall be established the following two (2) sub-accounts under a Participant’s Company Contribution Credit Account: (a) the Company Matching Contribution Sub-Account (which may include a separate Company Make-Whole Contributions Sub-Account and Company Restoration Contributions Sub-Account); and (b) the Company Profit-Sharing Contribution Sub-Account. Each such Sub-Account shall be credited or debited, as applicable, with (i) amounts equal to the Company’s Contribution Credits credited to that Sub-Account; and (ii) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Sub-Account’s deemed assets as determined by the Company, in its discretion) allocated to that Sub-Account.

(a) Company Matching Contribution Sub-Account. Company Contribution Credits shall be credited to the Company Matching Contribution Sub-Account of each Participant who for any given year (i) is eligible to participate in the Qualified Plan and receive for that year an employer matching contribution under the Qualified Plan, (ii) is actively employed by the Company as of the last day of that year, and (iii) elects to make voluntary Compensation Deferrals under this Plan for that year. Company Contribution Credits under this Section 3.2(a) shall be calculated by taking into account deferrals of base pay and bonuses that would have been treated as eligible compensation under the Qualified Plan had they not been deferred under this Plan (in other words, Compensation Deferrals that reduce the Participant’s compensation under the Qualified Plan to an amount that falls below the Code Section 401(a)(17) limit). The amount of such Company Contribution Credits shall equal (1) the amount of the matching employer contribution that would have been made on behalf of the Participant under the Qualified Plan, taking into account both his or her actual Compensation Deferrals under this Plan and his or her “Assumed Qualified Plan Deferrals” (as that term is defined below) under the Qualified Plan, and assuming that there were no limitation on the Participant’s eligible compensation under Code Section 401(a)(17) (but also assuming there were an annual limitation on the Participant’s eligible compensation of $2,500,000) and that his or her Compensation is as defined in this Plan (rather than the definition of compensation used in the Qualified Plan), minus (2) the matching contribution that would have been made pursuant to the Qualified Plan for the Participant, taking into account only his or her “Assumed Qualified Plan Deferrals” (as that term is defined below) and applying the definition of compensation used in the Qualified Plan, as limited by Code Section 401(a)(17).

For purposes of this subsection, a Participant’s “Assumed Qualified Plan Deferrals” means the maximum elective deferrals the Participant could have made under the Qualified Plan under Section 402(g) of the Code ($18,500 for 2018) but not including any catch-up contributions the Participant could have made under Section 414(v) of the Code.

Any Company Contribution Credits for any given year under this subsection shall be credited to the applicable Participant’s Company Matching Contribution Sub-Account no later than March of the immediately following year, or at such other times established by the Administrator in its sole discretion.

A Participant shall be one hundred percent (100%) vested in amounts credited to his or her Company Matching Contribution Sub-Account.

(b) Company Profit-Sharing Contribution Sub-Account. Company Contribution Credits shall be credited to the Company Profit-Sharing Contribution Sub-Account of each Participant who for any given year is eligible to participate in the Qualified Plan and receive for that year a non-elective employer contribution under the Qualified Plan and who is actively employed by the Company as of the last day of that year. The amount of such Company Contribution Credits shall equal (i) the amount of non-elective employer contribution that would have been made on behalf of the Participant under the Qualified Plan considering his Compensation Deferrals that would have been treated as eligible compensation under the Qualified Plan had they not been deferred under this Plan (for example, deferrals under the Plan that cause the Participant’s compensation under the Qualified Plan to be less than the Code Section 401(a)(17) limit) and assuming there were no limitation on the Participant’s eligible compensation under Code Section 401(a)(17) (but also assuming there were an annual limitation on the Participant’s eligible compensation of $750,000) minus (ii) the actual non-elective employer contribution made pursuant to the Qualified Plan for the Participant’s benefit.

A Participant shall be one hundred percent (100%) vested in amounts credited to his or her Company Profit-Sharing Contribution Sub-Account.

3.3. CONTRIBUTIONS TO THE TRUST. Except as provided below, an amount shall be contributed by the Company to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant’s Account under Sections 3.1 and 3.2. Notwithstanding the preceding, solely in respect of amount(s) required to be credited under Sections 3.1 and 3.2 to the Account of the Company’s President and CEO, Company contributions to the Trust will not be made earlier than January 1, 2010 (and, until such time, any amounts credited on behalf of the Company’s President and CEO shall be payable solely out of the Company’s general assets). The Company shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.

ARTICLE 4

ALLOCATION OF FUNDS

4.1. ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Administrator or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Administrator, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Administrator as to how amounts in his or her Account shall be deemed to be invested. The Administrator, may, but is not required to, direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Administrator properly has received from the Participant.

The value of the Participant’s Account shall be equal to the value of the deemed investments maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant’s Account will be credited or debited to reflect the Participant’s deemed investments of the Trust. The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

4.2. ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. The amount of the distribution shall first be charged against the investments of the Trust in which the Participant’s Account is deemed to be invested, on a pro rata basis, until such deemed investments are exhausted. If an in-kind distribution is requested, the amount of the distribution shall be charged on a pro rata basis against all the investments of the Trust in which the Participant’s Account is deemed to be invested.

4.3. SEPARATE ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Administrator to reflect the Account for each Participant with bookkeeping sub-accounts to show separately the Participant’s Compensation Deferral Account and the Participant’s Company Contribution Credit Account. Each sub-account will separately account for the credits and debits described in Article 3.

4.4. INTERIM VALUATIONS. If it is determined by the Administrator that the value of a Participant’s Account as of any date on which distributions are to be made differs materially from the value of the Participant’s Account on the prior Valuation Date upon which the distribution is to be based, the Administrator, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant’s Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

4.5. DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Sponsor, the Company, the Administrator or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Administrator, prior to and effective for each Designation Date, each Participant may communicate to the Administrator a direction (in accordance with (a), below) as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Administrator hereunder, which may be unlimited, at the Administrator’s sole discretion. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

(a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Administrator, and/or, as required or permitted by the Administrator, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Administrator on which it would be reasonably practicable for the Administrator to effect the designation.

(b) All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent investment direction form provided by and filed with the Administrator.

(c) If the Administrator receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Administrator provides for, and permits the application of, corrective action prior thereto.

(d) If the Administrator possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Administrator in its discretion.

(e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Administrator and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.

(f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary of a deceased Participant.

4.6. EXPENSES AND TAXES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Company from its general assets unless the Administrator elects to charge such expenses against the appropriate Participant’s Account or Participants’ Accounts. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Administrator, shall be paid by the Company unless the Administrator elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1. SEPARATION FROM SERVICE. Upon a Participant’s Separation from Service with the Company for any reason (whether prior to, or on or after, the Participant’s attainment of age sixty-two (62)), the Participant’s as-yet undistributed vested Account shall be valued and payable according to the provisions of Article 6; provided, however, if and when the Company becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and who incurs a Separation from Service with the Company shall not be entitled to receive any portion of his or her vested Account under this Section prior to the date which is six (6) months after the date of his or her Separation from Service (or, if earlier, his or her death).

5.2. SHORT-TERM PAYOUT DATES. On his or her Election Form in respect of any given deferral of Compensation that is effective on or after January 1, 2018 (which the Participant may elect to apply to Compensation deferrals attributable to (i) only the Plan Year immediately following the date of the election or (ii) all Plan Years following the date of the election and before the Short-Term Payout Date), a Participant may select a Short-Term Payout Date and form of payment for the payment of that portion of his or her Account attributable to such Compensation deferral, which portion will be valued and payable according to the provisions of Article 6. For Compensation deferrals effective on or after January 1, 2018, any

Short-Term Payout Date elected by a Participant must be a date no earlier than the January 1 of the third calendar year after the calendar year in which the Short-Term Payout Date election is made. Furthermore, any Compensation deferral Short-Term Payout Date elected by a Participant shall automatically apply also to any vested Company Contribution Credits credited on behalf of the Participant with respect to the Plan Year(s) to which the Short-Term Payout Date election applies. By way of example, an Eligible Employee who enrolls as a Participant in the Plan in September 2018 and who elects to defer base pay and bonus Compensation earned during 2018 may elect at that time a Short-Term Payout Date as early as January 1, 2021 for such Compensation deferrals, in which case any Company Contribution Credits credited on behalf of the Participant for 2018 (i.e., credited in January 2019) shall also be subject to the same Short-Term Payout Date. With respect to Short-Term Payout Date elections that are effective for Compensation deferrals on or after January 1, 2018, distributions made with respect to this Section 5.2 on a Short-Term Payout Date shall be in the form of payment elected by the Participant from among the following options: (a) single lump sum payment and (2) annual installments between two and five years (as elected by the Participant). With respect to a Participant who elects a distribution in the form of annual installments, each individual installment payment shall be treated as a separate payment under Code section 409A.

Short-Term Payout Date elections applicable to Plan Years prior to 2018 shall be governed by the terms of this Plan applicable prior to January 1, 2018.

In addition to a Short-Term Payout Date election, a Participant may select on his or her Election Form payment of that portion of his or her Account attributable to such Compensation deferral at his or her Separation from Service in accordance with the provisions of Section 6.1.

Any Short-Term Payout Date may be extended on a continual basis, to a later Short-Term Payout Date, so long as any election to so extend the date is made by the Participant at least 12 months prior to the date on which the distribution is to be made and such extension is at least five full calendar years in length. In no event may a change in a form of distribution election hereunder result in an acceleration of payments, and in no event may a Participant change an installment form of distribution election to a lump sum form of distribution election.

Notwithstanding the preceding, a Participant who selects payment of the designated portion of his or her vested Account on a Short-Term Payout Date shall receive payment (or commencement of payment, if applicable) of the designated portion of his or her vested Account at the earlier of such Short-Term Payout Date (as extended, if applicable) or his or her Separation from Service with the Company; provided, however, if and when the Company becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and who incurs a Separation from Service with the Company shall not be entitled to receive any portion of his or her vested Account under this Section prior to the date which is six (6) months after the date of his or her Separation from Service (or, if earlier, his or her death).

If a Participant does not make an election as provided above for any particular amounts hereunder, and the Participant incurs a Separation from Service for any reason, the Participant’s vested Account at the date of such Separation from Service shall be valued and payable at such Separation from Service according to the provisions of Article 6; provided, however, if and when the Company becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and who incurs a Separation from Service with the Company shall not be entitled to receive any portion of his or her vested Account under this Section prior to the date which is six (6) months after the date of his or her Separation from Service (or, if earlier, his or her death).

5.3. RE-EMPLOYMENT OF RECIPIENT. If a Participant who has experienced a Separation from Service is receiving installment distributions pursuant to Section 6.2 and is re-employed by the Company, distributions due to the Participant shall not be suspended.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1. AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive on or about the Short-Term Payout Date(s) selected by the Participant on his or her Election Form, or if no such selection is made or if the Participant incurs a Separation from Service before the selected Short-Term Payout Date(s), on or about the date of such Separation from Service, a distribution (or commencement of distributions) in an aggregate amount equal to the Participant’s vested Account (or applicable portion thereof). Notwithstanding the preceding, if and when the Company becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any distribution under the Plan pursuant to the Separation from Service of a Participant who is a Specified Employee shall not be made (or commence) earlier than the date which is six (6) months after the date of Separation from Service (or, if earlier, his or her death). Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Company from its general assets.

6.2. METHOD OF PAYMENT.

(a) Cash Payments. All payments under the Plan shall be made in cash.

(b) Form of Distribution.

(i) Elections Effective On or After January 1, 2018. On his or her Election Form in respect of any given Compensation deferral, a Participant may select the form of distribution in respect of that portion of his or her Account attributable to such Compensation deferral applicable, such form to take effect if and when the Participant incurs a Separation from Service with the Company. The available forms of distribution under this paragraph are: (1) single lump sum, and (2) annual installments between two (2) and ten (10) years (as elected by the Participant); provided, however, that if the Participant’s Account balance at the time of his or her Separation from Service is less than fifty thousand dollars ($50,000), the Participant’s entire Account balance shall automatically be distributed in the form of a single lump sum; provided, further, that effective for distribution elections made on or after July 1, 2013, the timing and form of payment must result in the distribution of the Participant’s entire Account balance no later than the end of the tenth (10th) year following the year in which the Participant incurs a Separation from Service. The first Compensation deferral form of distribution elected by a Participant under this paragraph in any given year shall automatically apply also to any vested Company Contribution Credits credited on behalf of the Participant for the year of the

Compensation deferral. By way of example, an Eligible Employee who enrolls as a Participant in the Plan in September 2018 and who elects to defer base pay and bonus Compensation earned during 2018 may elect at that time that, should the Participant incur a Separation from Service with the Company, that portion of the Participant’s Account attributable to such Compensation deferrals shall be payable to the Participant in the form of ten (10) annual installments, in which case any Company Contribution Credits credited on behalf of the Participant for 2018 (i.e., credited in January 2019) shall also be subject to that distribution form.

If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Administrator may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Administrator, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Administrator shall reasonably determine.

Any form of distribution election made hereunder may be revised, so long as such revised election (A) is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made (or commence), (B) results in a postponement of the distribution for at least five (5) full calendar years from the date the distribution would otherwise have been made (or commence), and (C) does not postpone any payment later than ten (10) years following the Participant’s Separation from Service. In no event may a change in a form of distribution election hereunder result in an acceleration of payments, and in no event may a Participant change an installment form of distribution election to a lump sum form of distribution election.

(ii) Elections Effective Before January 1, 2018. With respect to elections as to the timing and non-lump form of distribution that were effective before January 1, 2018, the terms of the Plan then in effect shall apply, which means (among other things) that, if a Participant becomes entitled to a distribution under this Plan because of his or her Separation from Service with the Company before attaining age 62, the sole form of distribution available to the Participant shall be a single lump sum payment of his or her entire vested Account.

6.3. ACCELERATIONS. Notwithstanding anything in the Plan to the contrary, the Administrator, in its discretion (without any direct or indirect election on the part of any Participant), may accelerate the date of distribution or commencement of distributions hereunder, or accelerate installment payments hereunder, to the extent permitted under Code section 409A (such as, for example, as provided in Section 1.409A-3(j)(4) of the Treasury regulations, to comply with domestic relations orders or certain conflict of interest rules, to pay employment taxes, to make a lump sum cashout of certain de minimus amounts that are less than the applicable dollar amount under Code Section 402(g)(1)(B), or to make payments upon income inclusion under Code section 409A).

6.4. DELAYS. If the Administrator reasonably anticipates that any payment scheduled to be made hereunder would violate securities laws (or other applicable laws) or jeopardize the ability of the Company to continue as a going concern if paid as scheduled, then the Administrator may defer that payment, provided the Administrator treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Administrator may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Administrator treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section shall continue to be credited or debited on the books of the Administrator with additional amounts in accordance with Article 4 above. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date on which the Administrator reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.

6.5. DEATH BENEFITS. If a Participant dies before receiving his or her entire vested Account, the entire undistributed value of the Participant’s Account shall be paid, within seventy-five (75) days following the Participant’s death, in a lump sum, to the person or persons designated in accordance with Section 7.1.

6.6. PAYMENT OF BENEFITS. Any payment made under this Article 6 or otherwise hereunder shall be made within seventy-five (75) days after the date of the payment event specified herein; provided, however, such payment shall not be made later than the later of (i) the last day of the calendar year in which the payment event occurs, or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of the payment event, or (ii) the last day of such other, extended period as the IRS may prescribe, such as in the case of disputed payments or refusals to pay, provided the conditions of such extension have been satisfied. If a Participant who experiences a Separation from Service is rehired, his or her distributions hereunder may not be suspended.

6.7. PAYMENT UPON A CHANGE IN CONTROL EVENT. Notwithstanding anything in this Plan to the contrary, on his or her Election Form in respect of any given deferral of Compensation that is effective on or after January 1, 2018 (which the Participant may elect to apply to Compensation deferrals attributable to (i) only the Plan Year immediately following the date of the election or (ii) all Plan Years following the date of the election and before the Change in Control Event), a Participant may elect to receive a lump sum payment of the Participant’s as-yet undistributed vested Account as of a Change in Control Event (as defined below). Such lump sum payment shall be made no later than thirty days after the Change in Control Event.

For purposes of this Section 6.7, a “Change in Control Event” shall mean an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder, applying all of the default rules thereunder.

ARTICLE 7

BENEFICIARIES; PARTICIPANT DATA

7.1. DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Administrator shall cause the Company to pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Administrator, in its sole discretion, may cause the Company to distribute or direct that the Trustee distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Administrator deems to be appropriate.

7.2. INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Company’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Company notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Company within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Company, the Company may distribute or direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Company determines. If the location of none of the foregoing persons can be determined, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.

ARTICLE 8

ADMINISTRATION

8.1. ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Administrator shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

(e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such notified person shall have been notified of the revocation of such authority.

8.2. UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Administrator are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

8.3. LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.4. CLAIMS PROCEDURE. This Section 8.4 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section 8.4 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a) Initial Claim. A Participant or Beneficiary (hereinafter referred to as a “Claimant”) who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Administrator. The Administrator shall review the claim itself or appoint an individual or an entity to review the claim.

The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Administrator or appointee of the Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

If the Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(i) The specific reasons for the denial;

(ii) A reference to the Plan provision upon which the denial is based;

(iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(iv) An explanation of why such additional material or information is necessary;

(v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(vi) A statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

(b) Review Procedures. A request for review of a denied claim must be made in writing to the Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

Upon completion of its review of an adverse initial claim determination, the Administrator will give the Claimant, in writing or by electronic notification, a notice containing:

(i) its decision;

(ii) the specific reasons for the decision;

(iii) the relevant Plan provisions on which its decision is based;

(iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(v) a statement describing the Claimant’s right to bring an action for judicial review under ERISA section 502(a); and

(vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(c) Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(d) Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section 8.4, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

(e) Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Section 8.4 is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 9

AMENDMENT

9.1. RIGHT TO AMEND. Subject to Section 409A, the Sponsor, by action of its Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued hereunder prior to the date of the amendment. Any such amendment is binding on all participating Companies.

9.2. AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Sponsor, by action of the Board, at any time, retroactively if required, if found necessary, in the opinion of the Sponsor, in order to ensure that the Plan is characterized as “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A and to conform the Plan to the requirements of any other applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE 10

TERMINATION

10.1. SPONSOR’S RIGHT TO TERMINATE OR SUSPEND PLAN. The Sponsor reserves the right to terminate the Plan and/or obligations to make further credits to Plan Accounts, by action of the Board. The Sponsor also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board.

10.2. AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Sponsor, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

10.3. SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Company shall continue all aspects of the Plan, other than contributions to the Plan, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.4. ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Sponsor, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, but subject to Section 10.7, no persons who were not theretofore Participants shall be eligible to become Participants, Participants shall become fully vested in their Plan Accounts, the value of the vested Accounts of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating, paid to Participants and Beneficiaries in accordance with the requirements, restrictions and limitations of Section 1.409A-3(j)(4)(ix) of the Treasury regulations, provided, however, that if, due to the circumstances surrounding the Plan termination, a distribution of a Participant’s vested Account Balance upon Plan termination is not permitted by Code section 409A, the payment of the Accounts shall be made only as Plan benefits otherwise become due hereunder.

Without limiting the generality of the foregoing, the Sponsor specifically reserves the right to terminate and liquidate the Plan with respect to all participating Employees, in its discretion and by action of the Board, within the thirty (30) days preceding or the twelve (12) months following a change in control event (as defined in Code section 409A); provided, however, that such termination and liquidation shall be irrevocable and shall be permitted only if all arrangements that are required to be aggregated with the Plan pursuant to Section 12.6 are also irrevocably terminated and liquidated with respect to each participant therein who is employed by the Company has experienced the change in control event, so that the Employees participating under the Plan and all participants under such other arrangements that have experienced the change in control event are required to receive all amounts of compensation deferred under the terminated and liquidated arrangements within twelve (12) months of the date the Sponsor takes irrevocable action to terminate and liquidate the arrangements.

10.5. SUCCESSOR TO COMPANY. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.

10.6. WITHDRAWAL OR TERMINATION BY A COMPANY. Any Company, by action of its board of directors or other governing authority and notice to the Company and the Trustee, may withdraw from the Plan and Trust at any time, or may terminate the Plan and Trust with respect to its employees at any time, without affecting other Companies not withdrawing or terminating. A withdrawing Company may arrange for the continuation of this Plan and Trust in separate forms for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust. The Company may, in its absolute discretion, terminate a Company’s participation in this Plan at any time, without the consent of any Company, Participant or Beneficiary.

10.7. PROHIBITED ACCELERATION/DISTRIBUTION TIMING. This Section shall take precedence over any other provision of the Plan to the contrary. If the timing of any distribution or distribution election would result in any tax or other penalty (other then ordinary payable Federal, state any payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty; except to the extent that Code section 409A requires that this Section 10.7 be disregarded because it purports to nullify Plan terms that are not in compliance with Code section 409A.

ARTICLE 11

THE TRUST

11.1. ESTABLISHMENT OF TRUST. The Sponsor shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Sponsor and the Trustee or the Sponsor shall cause to be maintained one or more separate subaccounts in an existing Trust maintained with the Trustee with respect to one or more other plans of the Sponsor, which subaccount or subaccounts represent Participants’ interests in the Plan. Any such Trust shall be intended to be treated as a “grantor trust” under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE 12

MISCELLANEOUS

12.1. LIABILITY OF COMPANY; LIMITATIONS ON LIABILITY OF COMPANY. Notwithstanding anything herein that may suggest otherwise, the Company shall be solely liable for the payment of any benefits due hereunder. However, neither the establishment of the Plan nor any modification thereof, nor the creation of any Account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or Company thereof except as provided by law or by any Plan provision. The Company shall not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company or any successor, employee, officer, director or stockholder of the Company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

12.2. CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Delaware shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which is greater than the rights of a general unsecured creditor of the Company.

12.3. SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, subject to Section 409A, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Company or the Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant’s or Beneficiary’s Account or, if the Company or the Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

12.4. AGGREGATION OF COMPANIES. If the Company is a member of a controlled group of corporations or a group of trades or businesses under common control (as described in Code sections 414(b) or (c)), but substituting a fifty percent (50%) ownership level for the eighty percent (80%) level set forth in those Code sections), all members of the group shall be treated as single employer for purposes of determining whether there has occurred a Separation from Service and for any other purposes under the Plan as Code section 409A shall require. For purposes of Section 10.4, in the case of a change in control event, the entities to be treated as a single Company shall be determined immediately following the change in control event.

12.5. TAX WITHHOLDING. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Sponsor in its discretion. The Company shall have the right to deduct from a Participant’s Compensation that is not being deferred under this Plan any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to any Compensation Deferrals, vested Company Contribution Credits or Plan distributions. Subject to Code section 409A, if necessary, the Company may reduce the Participant’s Compensation Deferrals in order to comply with this Section.

12.6. AGGREGATION OF PLANS. If the Company offers other account balance deferred compensation plans in addition to the Plan, those plans together with the Plan shall be treated as a single plan to the extent required under Code section 409A for purposes of determining whether an Eligible Employee may make a deferral election pursuant to Section 3.1 within thirty (30) days of becoming eligible to participate in the Plan and for any other purposes under the Plan as Code section 409A shall require.

12.7. USERRA. Notwithstanding anything herein to the contrary, any deferral or distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder.

IN WITNESS WHEREOF, the Sponsor has caused the Plan to be amended and restated effective this 3rd day of February, 2020.

REYNOLDS SERVICES INC.

By:	/s/ Joseph E. Doyle
Print Name:	Joseph E. Doyle
Print Title:	Vice President
Date:	2/6/2020